UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2016

CITIZENS & NORTHERN CORPORATION

(Exact name of registrant as specified in its charter)

PENNSYLVANIA

(State or other jurisdiction of incorporation)

000-16084	23-2951943
(Commission file number)	(IRS employer ID)

90-92 Main Street, Wellsboro Pennsylvania	16901
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code - (570) 724-3411

N/A

(Former name, address and fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On September 15, 2016, Citizens & Northern Corporation’s (the “Company’s”) Board of Directors amended the Stock Ownership Requirement section of Appendix A of the Company’s Governance and Nominating Charter. The amendment increased each independent director’s minimum required amount of beneficial ownership of the Company’s common stock upon completion of five (5) years of service to $200,000 from $100,000, with limited exceptions.

As amended, each of the Company’s incumbent independent directors shall be the beneficial owner of at least $200,000 in aggregate fair market value of the Company’s common stock, to be measured annually by reference to the average of the high and low sales price of the stock on June 30 of each year. Each independent director who was an incumbent as of April 17, 2012 shall have five years from the date of initial adoption of this policy, or until April 17, 2017, to satisfy this minimum stock ownership objective and shall maintain such minimum stock ownership throughout his or her term as a director. Each independent director who is newly elected or appointed after April 17, 2012 shall have five (5) years from the date of initial election or appointment to establish beneficial ownership of at least $100,000 in aggregate fair market value of the Company’s common stock and ten (10) years from the date of initial election or appointment to establish beneficial ownership of at least $200,000 in aggregate fair market value of the Company’s common stock. Each independent director who is newly elected or appointed after April 17, 2012 shall maintain such minimum stock ownership throughout his or her term as a director. Notwithstanding the foregoing stock ownership requirements, the Board of Directors, in the exercise of its reasonable discretion, may approve exceptions to the stock ownership requirements, on a case by case basis, to account for unusual volatility in the trading price of the common stock on or about the annual valuation date of the stock on June 30 of each year. The amended Governance and Nominating Committee Charter is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On August 12, 2016, the Company’s Board of Directors ratified the appointment of Terry Lehman to the Audit Committee, effective in July 2016, and his participation in the Audit Committee’s meeting held August 4, 2016. On September 15, 2016, the Board of Directors affirmed its judgment that Mr. Lehman meets the criteria as an Audit Committee "Financial Expert" as defined by SEC regulations. Mr. Lehman, age 59, is a retired Certified Public Accountant with over 30 years of experience in public accounting and private industry, including serving the roles of an Assurance Director at BDO, LLP in Harrisburg, PA, an Audit Partner at ParenteBeard, LLC, and Beard Miller Company, LLP both located in Harrisburg, PA, Chief Financial Officer at Cardinal Technologies, Inc. in Lancaster, PA, Senior Manager at Ernst & Young, and an Internal Auditor at Peoples National Bank of Lebanon.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Citizens & Northern Corporation Governance and Nominating Charter updated and approved by the Board of Directors September 15, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Citizens & Northern Corporation

Date: September 20, 2016	By:	/s/ Mark A. Hughes
Mark A. Hughes, Treasurer and Chief Financial Officer